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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of F.N.B. Corporation on Form S-4 of our report dated January 19, 1996, except for Note I, as to which the date is February 2, 1996, relating to the financial statements of Southwest Banks, Inc. appearing elsewhere in this Registration Statement.

     We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.


                                          /s/  HILL, BARTH & KING, INC.


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                                          Certified Public Accountants

HILL, BARTH & KING, INC.
Naples, Florida


May 7, 1996